SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 25, 2005

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

425 Walnut Street, Suite 1300, Cincinnati, Ohio	45202
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Multi-Color Corporation (“Company”) entered into its Third Amendment and Consent Agreement with its lenders, LaSalle Bank National Association, PNC Bank National Association, Key Bank National Association and Harris Trust and Savings. The amendment, effective January 25, 2005, primarily increases the Company’s Acquisition Line of Credit (Non-Revolving Credit Facility) from $20 million to $45 million and allows the Company to pay dividends on its common stock. A copy of the agreement is filed herewith as Exhibit 10.45.

Item 2.01 Completion of Acquisition or Disposition of Assets

On January 25, 2005, Multi-Color Corporation (“Company”), through its wholly owned subsidiaries MCC-Norway, Inc. and MCC-Wisconsin, LLC completed the purchase of the NorthStar Print Group, Inc. (“NorthStar”) a subsidiary of Journal Communications, Inc. (NYSE:JRN). Specializing in the production of glue-applied, in-mold and pressure sensitive labels for the beverage and consumer market, NorthStar will become part of the Company’s Decorating Solutions Division. The Company acquired specific assets and assumed certain liabilities of NorthStar including gravure and flexographic printing equipment, inventory, accounts receivable and accounts payable. The total purchase price of approximately $27 million, was based upon a multiple of earnings and the estimated book value of the assets acquired and assumed liabilities. The proceeds paid at closing were obtained through available cash, the acquisition credit line and the revolving line of credit. The acquisition will be accounted for as an asset purchase, and accordingly the purchase price will be allocated to assets and liabilities based on their fair market value as of the date of acquisition. The Company intends to use NorthStar’s assets to further strengthen the Company’s position in the label market. There was no prior relationship between the Company and NorthStar.

Item 9.01 Financial Statements and Exhibits

Financial statements will be filed in accordance with Item 9.01(A)(4).

Exhibits:

Exhibit No.	Description of Exhibit
10.44	Asset Purchase Agreement, dated January 25, 2005 between Multi-Color Corporation, MCC-Norway, Inc., MCC-Wisconsin, LLC, NorthStar Print Group, Inc. and Journal Communications, Inc.

10.45	Third Amendment and Consent Agreement effective January 25, 2005 between Multi-Color Corporation and LaSalle Bank National Association, PNC Bank National Association, Key Bank National Association and Harris Trust and Savings.

99.1	Copy of the Press Release, dated January 25, 2005, issued by the Company, publicly announcing the actions reported therein.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 25, 2005	MULTI-COLOR CORPORATION

	By:	/s/ Dawn H. Bertsche
	Name:	Dawn H. Bertsche
	Title:	Vice President-Finance, Chief Financial Officer